Exhibit 10.1

                    Dawson Science Corporation



                       Letter of Agreement
                    To acquire the Shenzhen City

              Traffic and Transportation Main Company


     Dawson Science Corporation, a Nevada USA Corporation, listed on the NASDAQ NASD-BB (symbol DWSC) agrees to purchase 100% of the shares of Shenzhen City Zhenghua Traffic and Transportation Main (Group) Company, Ltd. "SCZTTM", a wholly-owned subsidiary of Shenzhen Zhenghua (Group) Company, Ltd.

     Dawson Science Corp. agrees to pay 10,000,000 shares of its common stock @ US$5.00 per share and 2,100,000 shares of its convertible preferred stock at US$25.00 per share. The preferred stock may be converted after one year; five (5) shares of common stock for one (1) share of preferred stock. The total price will be:



No. of Shares                  Type                     Value

 10,000,000                    Common                50,000,000

  2,100,000                    Conv. Preferred       52,250,000

(10,500,000 after conversion)

Total 20,500,000 shares                             102,250,000









Agreed to:                    Agreed to:

/s/ Wu Zhi Jian                    /s/ Robert Cosby
Wu Zhi Jian                        Robert Cosby on behalf of
Shenzhen Zhenghua.(Group)          Cathy Cosby Corporate
Company, Ltd.                      Secretary
                                   Dawson Science Corporation
Date 97-3-19                       Date March 19, 1997


                   Dawson Science Corporation


                      Letter of Agreement
                        to acquire the
  Shenzhen City Traffic and Transportation Main Company, Limited


     Dawson Science Corp., a Nevada USA Corporation, listed on the NASDAQ NASD-BB (symbol DWSC) agrees to purchase 100% of the shares of Shenzhen City Traffic and Transportation Main (Group) Company, Limited "SCZTTM", a wholly-owned subsidiary of Shenzhen Zhenghua (Group) Company, Limited.

     Dawson Science Corp. Agrees to pay 10,000,000 shares of its common stock at US$5.00 per share and 2,100,000 shares of its convertible preferred stock at US$25.00 per share. The preferred stock may be converted after one year; five (5) shares of common stock for one (1) share of preferred stock. The total price will be:


     Number of Shares         Type           Value

        10,000,000            Common       50,000,000

         2,100,000        Conv. Preferred  52,250,000

       (10,500,000
    after conversion)


Total  20,500,000 shares                  102,250,000


Agreed to:                         Agreed to:

/s/ Wu Zhi Jian               /s/ Cathy Cosby
Wu Zhi Jian                   Cathy Cosby
Shenzhen Zhenghua.(Group)     Dawson Science Corporation
Company, Ltd.


Date 97-3-19                  Date 3/18/97


                  Dawson Science Corporation



                      Proforma Statement
                 After Acquisition of SCZTTM




Assets

     800,000,000 RMB - US$96,386,000


Liabilities

     150,000,000 RMB = US$18,072,000


Net Value

     650,000,000 RMB = US$78,314,000


Capitalization

     Authorized     :    100,000,000 shares common stock at 0.001
                         par value
     Issued         :    13,516,291 shares common stock
     Authorized     :    2,500,000 shares conv. preferred
     Issued         :    2,100,000 shares conv. preferred


Value per share

          US$78,314,000 divided y 13,516,291 shares common stock equals US$5.79 per share

Earnings per share

          Earnings - 65,000,000 RMB = US$7,831,400 divided by

          13,516,291 shares = 0.58 per share
          Market value:  20 * US$0.58 = 11.60 per share

                                   /s/ Mr. Wu   /s/ R.C.
                                   Mr. Wu       R.C. for C.C.